EX-99.77O - TRANSACTIONS EFFECTED PURSUANT TO RULE 10f-3
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Name of Fund:  Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:  UBS Securities LLC

Names of Underwriting Syndicate Members: BOA Securities, Citigroup Global Markets, Inc., DB Securities, Morgan Stanley & Co., UBS Securities LLC, Goldman Sachs & Co., Barclays Capital Inc., BNP Paribas Securities Corp., JP Morgan Securities Inc. and Lehman Brothers Inc.

Name of Issuer:  Tyco Electronics Group S.A.

Title of Security:  $800,000,000 Senior Notes due 2012

Date of First Offering:  09/20/2007

Dollar Amount Purchased:  $74,967

Number of Shares Purchased:  75,000

Price Per Unit:  99.956%

Resolution Approved:  Approved at the November 8, 2007 Board Meeting*.



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Name of Fund:  Goldman Sachs Emerging Markets Equity Fund

Name of Underwriter Purchased From:  Citigroup Global Markets, Inc.

Names of Underwriting Syndicate Members: Citigroup Global Markets Inc., Goldman, Sachs & Co., UBS Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Name of Issuer:  Empresas ICA, S.A.B. de C.V.

Title of Security: Ordinary Shares in the form of Ordinary Participation Certificates and American Depositary Shares

Date of First Offering:  09/25/2007

Dollar Amount Purchased:  $40,340,300 (Mexican Pesos)

Number of Shares Purchased:  620,620

Price Per Unit:  $65.00 (Mexican Pesos)

Resolution Approved:  Approved at the November 8, 2007 Board Meeting*.



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Name of Fund:  Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:  Bear Stearns & Co., Inc.

Names of Underwriting Syndicate Members: Bear Stearns & Co., Inc., Citigroup Global Markets, Inc., First Albany Capital Inc.,/DEPFA Bank, Morgan Stanley & Co., Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Inc., JP Morgan Securities Inc., et al.

Name of Issuer:  Buckeye Tobacco Settlement Financing Authority

Title of Security:  Tobacco Settlement Bonds - BUCGEN

Date of First Offering:  10/22/2007

Dollar Amount Purchased:  $72,811.50

Number of Shares Purchased:  75,000

Price Per Unit:  $97.02

Resolution Approved:  Approved at the November 8, 2007 Board Meeting*.



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Name of Fund:  Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:  Bear Stearns & Co., Inc.

Names of Underwriting Syndicate Members: Bear Stearns & Co., Inc., Citigroup Global Markets, Inc., First Albany Capital Inc.,/DEPFA Bank, Morgan Stanley & Co., Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Inc., JP Morgan Securities Inc., et al.

Name of Issuer:  Buckeye Tobacco Settlement Financing Authority

Title of Security:  Tobacco Settlement Bonds - BUCGEN

Date of First Offering:  10/22/2007

Dollar Amount Purchased:  $24,145.50

Number of Shares Purchased:  25,000

Price Per Unit:  $96.582

Resolution Approved:  Approved at the November 8, 2007 Board Meeting*.



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Name of Fund:  Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:  Bear Stearns & Co., Inc.

Names of Underwriting Syndicate Members: Bear Stearns & Co., Inc., Citigroup Global Markets, Inc., First Albany Capital Inc.,/DEPFA Bank, Morgan Stanley & Co., Inc., Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Inc., JP Morgan Securities Inc., et al.

Name of Issuer:  Buckeye Tobacco Settlement Financing Authority

Title of Security:  Tobacco Settlement Bonds - BUCGEN

Date of First Offering:  10/22/2007

Dollar Amount Purchased:  $49,534.00

Number of Shares Purchased:  50,000

Price Per Unit:  $99.068

Resolution Approved:  Approved at the November 8, 2007 Board Meeting*.



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Name of Fund:  Goldman Sachs Concentrated Emerging Markets Equity Fund

Name of Underwriter Purchased From: Banco de Investimentos Credit Suisse (Brasil) S.A.

Names of Underwriting Syndicate Members: Banco de Investimentos Credit Suisse (Brasil) S.A. and Goldman Sachs do Brasil Banco Multiplo S.A.

Name of Issuer:  Bovespa Holding S.A.

Title of Security:  Ordinary Shares

Date of First Offering:  10/24/2007

Dollar Amount Purchased:  $92.000,00 (Brazilian Reais)

Number of Shares Purchased:  4,000

Price Per Unit:  $23,00 (Brazilian Reais)

Resolution Approved:  Approved at the February 7, 2008 Board Meeting*.



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Name of Fund:  Goldman Sachs Emerging Markets Equity Fund

Name of Underwriter Purchased From: Banco de Investimentos Credit Suisse (Brasil) S.A.

Names of Underwriting Syndicate Members: Banco de Investimentos Credit Suisse (Brasil) S.A. and Goldman Sachs do Brasil Banco Multiplo S.A.

Name of Issuer:  Bovespa Holding S.A.

Title of Security:  Ordinary Shares

Date of First Offering:  10/24/2007

Dollar Amount Purchased:  $5.510.800,00 (Brazilian Reais)

Number of Shares Purchased:  239.600

Price Per Unit:  $23,00 (Brazilian Reais)

Resolution Approved:  Approved at the February 7, 2008 Board Meeting*.



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Name of Fund:  Goldman Sachs BRIC Fund (Brazil, Russia, India, China)

Name of Underwriter Purchased From:  Morgan Stanley Asia Limited

Names of Underwriting Syndicate Members: Goldman Sachs (Asia) L.L.C. and Morgan Stanley Asia Limited

Name of Issuer:  Alibaba.com Limited

Title of Security: Ordinary shares with par value of HK$0.0001 each in the share capital of the Company

Date of First Offering:  10/27/2007

Dollar Amount Purchased:  $1,915,888.210 (Hong Kong Dollars)

Number of Shares Purchased:  140,500

Price Per Unit:  $13.5 (Hong Kong Dollars)

Resolution Approved:  Approved at the February 7, 2008 Board Meeting*.



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Name of Fund:  Goldman Sachs Small/Mid Cap Growth Fund

Name of Underwriter Purchased From:  Lehman Brothers Inc.

Names of Underwriting Syndicate Members: Lehman Brothers Inc., Goldman, Sachs & Co., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., UBS Securities LLC, Howard Weil Incorporated, Raymond James & Associates, Inc., RBC Capital Markets Corporation, Simmons & Company International and Tudor, Pickering & Co. Securities, Inc.

Name of Issuer:  SandRidge Energy, Inc

Title of Security:  Common Stock

Date of First Offering:  11/05/2007

Dollar Amount Purchased:  $361,400.00

Number of Shares Purchased:  13,900

Price Per Unit:  $26.00

Resolution Approved:  Approved at the February 7, 2008 Board Meeting*.



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Name of Fund:  Goldman Sachs Growth Opportunities Fund

Name of Underwriter Purchased From:  Lehman Brothers Inc.

Names of Underwriting Syndicate Members:  Lehman Brothers Inc., Goldman, Sachs &
 Co., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc., UBS Securities LLC, Howard Weil Incorporated, Raymond James & Associates, Inc., RBC Capital Markets Corporation, Simmons & Company International and Tudor, Pickering & Co. Securities, Inc.

Name of Issuer:  SandRidge Energy, Inc

Title of Security:  Common Stock

Date of First Offering:  11/05/2007

Dollar Amount Purchased:  $5,592,600.00

Number of Shares Purchased:  215,100

Price Per Unit:  $26.00

Resolution Approved:  Approved at the February 7, 2008 Board Meeting*.



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Name of Fund:  Goldman Sachs Mid Cap Value Fund

Name of Underwriter Purchased From:  Credit Suisse Securities (USA) LLC

Names of Underwriting Syndicate Members: Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., KKR Capital Markets LLC, UBS Securities LLC, Lehman Brothers Inc., Deutsche Bank Securities Inc. and First Analysis Securities Corporation

Name of Issuer:  Rockwood Holdings, Inc.

Title of Security:  Common Stock

Date of First Offering:  11/12/2007

Dollar Amount Purchased:  $18,550,196.00

Number of Shares Purchased:  545,594

Price Per Unit:  $34.00

Resolution Approved:  Approved at the February 7, 2008 Board Meeting*.



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Name of Fund:  Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:  Citigroup Global Markets, Inc.

Names of Underwriting Syndicate Members: Citigroup Global Markets Inc., UBS Securities LLC, CIBC World Markets Corp., ABN AMRO Incorporated, Banc of America Securities LLC, BNP Paribas Securities Corp., Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., Lazard Capital Markets LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Lehman Brothers Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated, RBC Capital Markets Corporation, Scotia Capital (USA) Inc. and Wachovia Capital Markets, LLC

Name of Issuer:  EnCana Corporation

Title of Security:  US$800,000,000 6.50% Notes due 2038

Date of First Offering:  11/28/2007

Dollar Amount Purchased:  $199,538

Number of Shares Purchased:  200,000

Price Per Unit:  99.769%

Resolution Approved:  Approved at the February 7, 2008 Board Meeting*.



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Name of Fund:  Goldman Sachs Growth and Income Fund

Name of Underwriter Purchased From:  Lehman Brothers Inc.

Names of Underwriting Syndicate Members: Lehman Brothers Inc., Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC

Name of Issuer:  FreddieMac (Federal Home Loan Mortgage Corporation)

Title of Security: Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock (8.375% per annum)

Date of First Offering:  11/29/2007

Dollar Amount Purchased:  $7,587,500.00

Number of Shares Purchased:  303,500

Price Per Unit:  $25.00

Resolution Approved:  Approved at the February 7, 2008 Board Meeting*.



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Name of Fund:  Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:  Lehman Brothers Inc.

Names of Underwriting Syndicate Members: Lehman Brothers Inc., Goldman, Sachs & Co., Bear, Stearns & Co. Inc., Banc of America Securities LLC, Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC

Name of Issuer:  FreddieMac (Federal Home Loan Mortgage Corporation)

Title of Security: Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock (8.375% per annum)

Date of First Offering:  11/29/2007

Dollar Amount Purchased:  $175,000.00

Number of Shares Purchased:  7,000

Price Per Unit:  $25.00

Resolution Approved:  Approved at the February 7, 2008 Board Meeting*.



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Name of Fund:  Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:   Lehman Brothers Inc.

Names of Underwriting Syndicate Members:   Lehman Brothers Inc.,
Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Banc of America Securities LLC, Bear, Stearns & Co. Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and UBS Securities LLC

Name of Issuer:  FannieMae (Federal National Mortgage Association)

Title of Security:  Fixed-to-Floating Rate Non-Cumulative Preferred Stock,
Series S

Date of First Offering:  12/06/2007

Dollar Amount Purchased:  $300,000.00

Number of Shares Purchased:  12,000

Price Per Unit:  $25.00

Resolution Approved:  Approved at the February 7, 2008 Board Meeting*.



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Name of Fund:  Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:  Citigroup Global Markets Inc.

Names of Underwriting Syndicate Members: Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Lehman Brothers Inc., Banc of America Securities LLC, Barclays Capital Inc., Bear, Stearns & Co. Inc., BNP Paribas Securities Corp., Credit Suisse Securities (USA) LLC, Greenwich Capital Markets, Inc., UBS Securities LLC, Cabrera Capital Markets, LLC, CastleOak Securities, LP, Guzman & Company, Sandler, O'Neill & Partners, L.P. and The Williams Capital Group, L.P.

Name of Issuer:  Citigroup Capital XXI

Title of Security: 8.300% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities

Date of First Offering:  12/17/2007

Dollar Amount Purchased:  $124,698.75

Number of Shares Purchased:  125,000

Price Per Unit:  99.759%

Resolution Approved:  Approved at the February 7, 2008 Board Meeting**.



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Name of Fund:  Goldman Sachs Balanced Fund

Name of Underwriter Purchased From:  J.P. Morgan Securities Inc.

Names of Underwriting Syndicate Members: Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Goldman, Sachs & Co., Greenwich Capital Markets, Inc., J.P. Morgan Securities Inc., UBS Securities LLC, Bear, Stearns & Co. Inc., Mitsubishi UFJ Securities International plc,
RBC Capital Markets Corporation, Wachovia Capital Markets, LLC, Blaylock Robert Van, LLC, Guzman & Company, Loop Capital Markets, LLC, Muriel Siebert & Co., Inc., Samuel A. Ramirez & Co., Inc., and The Williams Capital Group, L.P.

Name of Issuer:  Verizon Communications Inc.

Title of Security:  $1,750,000,000 6.40% Notes due 2038

Date of First Offering:  02/07/2008

Dollar Amount Purchased:  $123,814.00

Number of Shares Purchased:  125,000

Price Per Unit:  99.051%

Resolution Approved:  To be approved at the May 22, 2008 Board Meeting**.



*Resolution adopted at the Meeting of the Board of Trustees on November 8, 2007:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("GSAM") to the Trustees, all purchases made during the calendar quarter ended September 30, 2007 by the Trust on behalf of it Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940 (the "1940 Act"), as amended.



**Resolution adopted at the Meeting of the Board of Trustees on February 7, 2008:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("GSAM") to the Trustees, all purchases made during the calendar quarter ended December 31, 2007 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940 (the "1940 Act"), as amended.



***Proposed resolution to be adopted at the Meeting of the Board of Trustees on May 22, 2008:

RESOLVED, that, in reliance upon the written report provided by Goldman Sachs Asset Management, L.P. ("GSAM") to the Trustees, all purchases made during the calendar quarter ended March 31, 2008 by the Trust on behalf of its Funds of instruments during the existence of underwriting or selling syndicates, under circumstances where Goldman, Sachs & Co. or any of its affiliates is a member of the syndicate, were effected in compliance with the procedures adopted by the Trustees pursuant to Rule 10f-3 under the Investment Company Act of 1940 (the "1940 Act"), as amended.